Exhibit 10.32

DEMAND MEDIA, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Demand Media, Inc. (the “Company”), pursuant to the Amended and Restated Demand Media, Inc. 2006 Equity Incentive Plan (as such plan may be amended and/or restated, the “Plan”), hereby grants to Optionee listed below (“Optionee”), an option to purchase the number of shares of the Company’s Common Stock set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.

I.                                    NOTICE OF STOCK OPTION GRANT

Optionee:	Joanne Bradford

Date of Stock Option Agreement:	March 26, 2010

Date of Grant:	March 26, 2010

Vesting Commencement Date:	March 26, 2010

Exercise Price per Share:	$3.85

Total Number of Shares Granted:	400,000

Term/Expiration Date:	March 26, 2020

Type of Option:	Non-Qualified Stock Option

Vesting Schedule:	100,000 shares subject to this Option vest and become exercisable on the Vesting Commencement Date.

The remainder of the shares subject to this Option vest and become exercisable, as you continue your employment with the Company, as follows: with respect to 75,000 of the shares subject to the grant on the first anniversary of the Vesting Commencement Date and with respect to an additional 6,250 of the shares each month thereafter; provided, the Option is subject to accelerated vesting as described in the employment agreement between Optionee and the Company dated March 15, 2010.

Termination Period:	This Option may be exercised, to the extent vested, until the dates described in Sections 7 through 10 below, as applicable, but in no event later than the Term/Expiration Date as provided above.

II.                                     AGREEMENT

1.                                       Grant of Option. The Company hereby grants to Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Stock Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, that to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by Optionee during any calendar year, exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

2.                                       Exercise of Option. This Option is exercisable as follows:

(a)                                  Right to Exercise.

(i)                                     This Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. For purposes of this Stock Option Agreement, Shares subject to this Option shall vest based on Optionee’s continued status as a Service Provider.

(ii)                                  This Option may not be exercised for a fraction of a Share.

(iii)                               In the event of Optionee’s death, disability or other termination of Optionee’s status as a Service Provider, the exercisability of the Option is governed by Sections 7, 8, 9 and 10 below.

(iv)                              In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(b)                                 Method of Exercise. This Option shall be exercisable by written Notice (substantially in the form attached as Exhibit A). The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. The Notice must be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price plus payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

3.                                       Optionee’s Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B and shall make such other written representations as are deemed necessary or appropriate by the Company and/or its counsel.

4.                                       Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company for Optionee and other executives of the Company, but which period shall not exceed 270 days) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such Shares.

5.                                       Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a)                                  cash;

(b)                                 check; or

(c)                                  with the consent of the Administrator,

(i)                                     a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator and structured to comply with Applicable Laws;

(ii)                                  surrender of other Shares which (A) in the case of Shares acquired from the Company, have been owned by Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;

(iii)                               surrendered Shares then issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof;

(iv)                              property of any kind which constitutes good and valuable consideration;

(v)                                 delivery of a notice that Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(vi)                              any combination of the foregoing methods of payment.

6.                                       Restrictions on Exercise. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

7.                                       Termination of Relationship. If Optionee ceases to be a Service Provider (other than by reason of a termination by the Company for Cause or Optionee’s death or the total and permanent disability of Optionee as defined in Code Section 22(e)(3)), to the extent vested as of the date on which Optionee ceases to be a Service Provider (taking into consideration any vesting that may occur in connection with such termination), the Option shall remain exercisable for thirty (30) days following such date of termination (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant); provided, that if Optionee ceases to be a Service Provider by reason of a termination by the Company without Cause or if Optionee terminates her employment for Good Reason, to the extent vested as of the date on which Optionee ceases to be a Service Provider (taking into consideration any vesting that may occur in connection with such termination), the Option shall remain exercisable for ninety (90) days following the date of termination (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

8.                                       Termination for Cause. If Optionee ceases to be a Service Provider by reason of a termination by the Company for Cause, the Option shall terminate as of the start of business on the date of Optionee’s termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

9.                                       Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for six (6) months from such date (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

10.                                 Death of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s death, the Option, to the extent vested as of the date of death, shall remain exercisable for six (6) months following the date of death (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested as of the date of Optionee’s death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

11.                                 Non-Transferability of Option. This Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

12.                                 Term of Option. This Option may be exercised only within the term set forth in the Notice of Grant.

13.                                 Restrictions on Shares. Optionee hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights and take-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Administrator shall determine and which Optionee hereby agrees to enter into at the request of the Company.

14.                                 Code Section 409A. Without limiting the generality of any other provision of this Agreement, Section 23 of the Plan pertaining to Code Section 409A is hereby explicitly incorporated into this Agreement.

15.                                 No Right to Employment. Nothing in the Plan or in this Stock Option Agreement shall confer upon Optionee any right to continue as an Employee, Director or Consultant of the Company or any Parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Company or any Parent or Subsidiary.

(Signature Page Follows)

This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

DEMAND MEDIA, INC.

By:	/s/ Richard Rosenblatt
Name:	Richard Rosenblatt
Title:	Chief Executive Officer

EXCEPT FOR THE 100,000 SHARES WHICH VEST AND BECOME EXERCISABLE ON THE DATE OF GRANT, OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AGREEMENT, NOR IN THE COMPANY’S 2006 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR SUBSIDIARY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:	April 8, 2010	By:	/s/ Joanne Bradford
		Name:	Joanne Bradford

Address:

140 Derby Lane
Moraga, CA 94556